Exhibit 99.1

iBio Announces $26 Million Private Placement

SAN DIEGO, Jan. 9, 2026 (GLOBE NEWSWIRE) -- iBio, Inc. (NASDAQ:IBIO), an AI-driven innovator of precision antibody therapies, today announced that it has entered into a securities purchase agreement with existing healthcare-focused, high-quality institutional investors for a private placement ("PIPE") financing that is expected to result in gross proceeds of approximately $26 million to the Company before placement agent fees and offering expenses. The offering is expected to close on or about January 13, 2026, subject to customary closing conditions.

The financing was led by Frazier Life Sciences and included participation from other existing investors.

iBio intends to use the net proceeds received from the offering to advance its preclinical cardiometabolic programs, including IBIO-610, IBIO-600, and the myostatin and activin A bispecific programs, through key development milestones, as well as to continue to progress its other preclinical pipeline assets, and the balance, if any, to fund iBio’s working capital requirements and for other general corporate purposes. This financing extends iBio’s cash runway into calendar 2028.

Pursuant to the terms of the securities purchase agreement, the Company is selling an aggregate of 11,061,738 shares of common stock (or pre-funded warrant in lieu thereof) at a purchase price of $2.35 per share (or $2.349 per pre-funded warrant), subject to certain beneficial ownership limitations set by each holder.

Leerink Partners acted as the lead placement agent for the offering. LifeSci Capital and Oppenheimer & Co. acted as co-placement agents.

The unregistered shares of common stock and pre-funded warrants sold in the PIPE financing described above were offered under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and, along with the shares of common stock underlying the pre-funded warrants, have not been registered under the Act or applicable state securities laws. Accordingly, the shares of common stock, the pre-funded warrants and the shares of common stock underlying the pre-funded warrants may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to the terms of the securities purchase agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered shares of common stock and the shares issuable upon exercise of the unregistered pre-funded warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About iBio, Inc.

iBio (Nasdaq: IBIO) is a cutting-edge biotech company leveraging AI and advanced computational biology to develop next-generation biopharmaceuticals for cardiometabolic diseases, obesity, cancer and other hard-to-treat diseases. By combining proprietary 3D modeling with innovative drug discovery platforms, iBio is creating a pipeline of breakthrough antibody treatments to address significant unmet medical needs. iBio’s mission is to transform drug discovery, accelerate development timelines, and unlock new possibilities in precision medicine.

Safe Harbor Statement

Any statements contained in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include statements regarding the intended use of proceeds, the expected gross proceeds from the offering, and the expected extension of the Company’s cash runway into calendar 2028. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended June 30, 2025, and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, iBio, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Corporate Contact:
iBio, Inc.
Investor Relations
ir@ibioinc.com

Media Contacts:
Ignacio Guerrero-Ros, Ph.D., or David Schull
Russo Partners, LLC
Ignacio.guerrero-ros@russopartnersllc.com
David.schull@russopartnersllc.com
(858) 717-2310 or (646) 942-5604